UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2012

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO  44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   Other Events
On June 22, 2012, Associated Estates Realty Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of 6,325,000 common shares of the Company at a public offering price of $14.40 per share, which included 825,000 common shares purchased by the Underwriters pursuant to an option to purchase of additional shares. The offering closed on June 27, 2012.
The common shares were issued pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-167472), which was declared effective by the Securities and Exchange Commission on June 23, 2010.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits	Description
1.1
Underwriting Agreement, dated June 22, 2012, by and among the Company and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representatives of the several underwriters named in Schedule II thereto.

5.1	Opinion of Baker & Hostetler LLP with respect to the legality of the shares.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

July 3, 2012	/s/ Lou Fatica
Lou Fatica, Vice President
Chief Financial Officer and Treasurer

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